UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 21, 2023

SOTERA HEALTH COMPANY

(Exact Name of Registrant as Specified in Charter)

Delaware	001-39729	47-3531161
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9100 South Hills Blvd, Suite 300

Broadview Heights, Ohio 44147

(Address of Principal Executive Offices) (Zip Code)

(440) 262-1410

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which registered
Common stock, $0.01 par value per share	SHC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 21, 2023, Sotera Health Company (the “Company”) and Sotera Health Holdings, LLC (“SHH”) entered into Incremental Facility Amendment No. 2 (the “Amendment”) to the First Lien Credit Agreement dated as of December 13, 2019 by and among the Company, SHH, certain subsidiaries of the Company, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders and issuing banks party thereto (the “Credit Agreement”).

Among other changes, the Amendment provides (i) for an increase in the commitments under the existing revolving credit facility (the “Revolving Credit Facility”) in an aggregate principal amount of $76,250,000, (ii) that certain of the lenders providing revolving credit commitments shall also provide additional commitments for the issuance of letters of credit under the Revolving Credit Facility in an aggregate principal amount of $165,083,333 and (iii) for the replacement of the LIBOR-based reference interest rate option for Revolving Loans (as defined in the Credit Agreement) with a reference rate option based upon the Term Secured Overnight Financing Rate (“Term SOFR”) or Daily Simple SOFR (“Daily SOFR”) plus an applicable credit spread adjustment of 0.10% (subject to a minimum floor of 0.00%). After giving effect to the Amendment, the aggregate amount of the Lenders’ Revolving Commitments is $423,750,000.

Revolving Loan Borrowings (as defined in the Credit Agreement) denominated in U.S. dollars will bear an interest rate, at the Company’s option, of either (x) Term SOFR or Daily SOFR, as applicable, plus an applicable margin of 2.75% or (y) the Base Rate (as defined in the Credit Agreement) plus an applicable margin of 1.75%. Revolving Loan Borrowings in other available currencies will bear interest at the relevant rate specified in the Credit Agreement plus an applicable margin of 2.75%, plus, in the case of amounts denominated in certain available currencies, an adjustment.

The Amendment does not give effect to any other material changes to the terms and conditions of the Credit Agreement, including with respect to the maturity date of the Revolving Credit Facility which remains June 13, 2026, the representations and warranties, events of default, affirmative or negative covenants.

The foregoing description of certain provisions of the Amendment and the underlying Credit Agreement does not purport to be complete and is qualified in its entirety by the full text of the Credit Agreement and the Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information contained in Item 1.01 of this Current Report on Form 8-K above is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure.

On March 21, 2023, the Company issued a press release (the “Press Release”) announcing entry into the Amendment. A copy of the Press Release is filed as Exhibit 99.1 and is incorporated herein by reference.

The information in this Item 7.01, including Exhibit 99.1, is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and shall not be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, unless expressly incorporated by specific reference in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

10.1	Incremental Facility Amendment No. 2, dated as of March 21, 2023, to the First Lien Credit Agreement dated as of December 13, 2019 by and among Sotera Health Company, Sotera Health Holdings, LLC, certain subsidiaries of Sotera Health Company, JPMorgan Chase Bank, N.A., as First Lien Administrative Agent and the lenders and issuing banks party thereto.

99.1	Press Release, dated March 21, 2023.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sotera Health Company
(Registrant)

Date: March 21, 2023	By:	/s/ Michael F. Biehl
Michael F. Biehl
Interim Chief Financial Officer